Exhibit 21

GCP APPLIED TECHNOLOGIES INC.

U.S. SUBSIDIARIES

SUBSIDIARY NAME	STATE OF INCORPORATION
AP Chem Incorporated	MD
Construction Products Dubai, Inc.	DE
Darex Puerto Rico, Inc.	DE
De Neef Construction Chemicals (US) Inc.	TX
Dewey and Almy, LLC	DE
DC Designs, LLC	IL
Ductilcrete Holdings, LLC	FL
GCP International Inc.	DE
GCP Chemicals Inc.	DE
GCP Europe Inc.	DE
Hanover Square Corporation	DE
Verifi LLC	DE
Water Street Corporation	DE

Exhibit 21

GCP APPLIED TECHNOLOGIES INC.

NON-U.S. SUBSIDIARIES

ARGENTINA
W. R. Grace Argentina S.A.
AUSTRALIA
GCP Australia Pty. Ltd.
BELGIUM
De Neef Construction Chemicals BVBA
GCP Applied Technologies N.V./S.A.
GCP Construction Products N.V.
Inverco Benelux N.V.
BRAZIL
Grace Brasil Ltda.
CANADA
GCP Canada Inc.
CHILE
GCP Química Compañía Limitada
CHINA - PEOPLE’S REPUBLIC OF
GCP Applied Technologies (China) Company Limited
COLOMBIA
GCP Colombia S.A.
FRANCE
De Neef France S.à.r.l.
GCP Produits de Construction SAS
GERMANY
De Neef Deutschland GmbH
GCP Applied Technologies Holdings Germany GmbH
GCP Germany GmbH
GREECE
GCP Applied Technologies Hellas LLC
HONG KONG
De Neef Construction Chemicals (China) Limited
GCP (Hong Kong) Limited
INDIA
GCP Applied Technologies (India) Private Limited
INDONESIA
PT GCP Applied Technologies Indonesia
IRELAND
GCP Products (Ireland) Limited
ITALY
GCP Italiana S.p.A.
JAPAN
GCP Applied Technologies Holdings Japan GK

Exhibit 21

GCP Chemicals Kabushiki Kaisha
KOREA
GCP Korea Inc.
MALAYSIA
GCP Applied Technologies (Malaysia) Sendiran Berhad
MEXICO
GCP Applied Technologies S.A. de C.V.
NEW ZEALAND
GCP (New Zealand) Limited
PANAMA
W. R. Grace (Panama) S.A.
PERU
GCP International Inc., Sucursal del Peru
PHILIPPINES
GCP Applied Technologies Operations Center, Inc.
GCP Applied Technologies Products (Philippines) Inc.
POLAND
GCP (Poland) Sp. z o.o.
PORTUGAL
De Neef Portugal, LDA
RUSSIAN FEDERATION
GCP Rus LLC
SINGAPORE
De Neef Asia Pte. Ltd.
GCP (Singapore) Private Limited
SOUTH AFRICA
GCP Applied Technologies Africa (Pty) Ltd.
SPAIN
De Neef Technologies S. L.
GCP Construction Materials Spain, S.L.
SWEDEN
De Neef Scandinavia AB
GCP Sweden AB
GCP Applied Technologies Sweden AB
SWITZERLAND
De Neef (CH) AG (Switzerland
GCP Switzerland S.A.
Union Société Financière S.à.r.l.
TAIWAN
GCP Taiwan, Inc.
THAILAND
GCP Applied Technologies Holdings (Thailand) Limited
TURKEY
GCP Uygulamalı Teknolojiler ve Yapi Kimyasallari ve Ticaret A.S
UNITED ARAB EMIRATES
Cormix Middle East LLC and Emirates Chemicals LLC

Exhibit 21

UNITED KINGDOM
De Neef UK Ltd.
GCP Applied Technologies Holdings (UK) Limited
GCP Applied Technologies (UK) Limited
GCP Construction Products Holdings (UK) Limited
GCP International Holdings (UK) Limited
GCP Products UK Limited
GCP (UK) Holdings Limited
Stirling Lloyd Limited
Stirling Lloyd Group Limited
Stirling Lloyd Holdings Limited
Stirling Lloyd Polychem Limited
Stirling Lloyd Products International Limited
VENEZUELA
GCP Tecnologías Venezuela, S.A.
VIETNAM
GCP Vietnam Company Limited

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